QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES AN 18% INCREASE IN AFFO PER SHARE
AND INCREASED EARNINGS GUIDANCE

        Santa Monica, CA (8/5/2013)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2013 which included adjusted funds from operations ("AFFO") diluted of $130.4 million or $.87 per share-diluted compared to $106.2 million or $.74 per share-diluted for the quarter ended June 30, 2012. Net income attributable to the Company was $219.0 million or $1.57 per share-diluted for the quarter ended June 30, 2013 compared to net income attributable to the Company for the quarter ended June 30, 2012 of $133.4 million or $1.00 per share-diluted. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 6.2% for the year ended June 30, 2013 to $545 compared to $513 for the year ended June 30, 2012.

  •
  The releasing spreads for the year ended June 30, 2013 were up 14.2%.

  •
  Mall portfolio occupancy was 93.8% at June 30, 2013 compared to 92.7% at June 30, 2012.

  •
  AFFO per share-diluted was $.87, up 18% compared to the quarter ended June 30, 2012.

  •
  Fashion Outlets of Chicago opened on August 1st. The 526,000 square foot center was 93% occupied on opening day.

  •
  During the quarter the Company sold five assets with its pro rata share of the gross sales proceeds totaling over $465 million.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was a very strong quarter for us. Our operating fundamentals continued their upward trend with significant occupancy gains, continued tenant sales growth and a solid same center net operating income increase. In addition, we successfully continued executing our strategy of refining our portfolio with the sale of five non-core assets during the quarter."

Developments:

        Fashion Outlets of Chicago, a 526,000 square foot fashion outlet center near O'Hare International Airport, opened on August 1, 2013. The $211 million project opened with 93% of the tenants in occupancy on opening day. The anchors are Last Call by Neiman Marcus, Bloomingdale's The Outlet Store, Saks Fifth Avenue Off 5th and Forever 21. The anchors are joined by such stellar fashion retailers as Longchamp, Brunello Cucinelli, Prada, Gucci, Armani, Halston, Michael Kors, Coach, Coach Men's, Tory Burch and many others.

        At Tysons Corner Center, a 2.1 million square foot super regional mall, the Company is building a mixed-use densification which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 19-story office tower; a 500,000 square foot, 30-story, 430 unit luxury residential tower; and a 17-story, 300-room Hyatt Regency hotel. The office building is currently over 60% leased. The project is scheduled to open in 2014.

Disposition Activity:

        During the quarter, the Company continued the refinement of its portfolio with the sale of five non-core assets. The assets sold were: the Redmond Town Center office building, Green Tree Mall in

Clarksville, Indiana, Northridge Mall in Salinas, California, Rimrock Mall in Billings, Montana and Kitsap Mall in Silverdale, Washington. The average annual sales per-square-foot for these malls was $389. The Company's pro rata share of the total gross sales proceeds was $468 million. In addition, on August 1, the Company sold the retail component of Redmond Town Center and its pro rata share of the sales proceeds was approximately $63.6 million.

Equity and Financing Activity:

        During the quarter, concurrent with the Company's inclusion into the S&P 500 Index, the Company sold 2,456,956 shares of common equity at an average sales price of $70.42 per share. The common stock was sold under its at-the-market ("ATM") program. The net proceeds were $171.2 million and were used to pay down debt.

        The Company has committed to an $850 million refinancing of the debt on the Tysons Corner super regional mall. The new fixed rate 10 year loan has an interest rate of 4.10%. The loan will close on August 30 and will pay off the existing $299.5 million loan that has a 4.78% interest rate. The Company owns 50% of the center and its $275 million share of excess loan proceeds will be used to pay down debt.

        The Company has arranged an extension and rate reduction on its $1.5 billion unsecured line of credit. The new facility has an August 6, 2018 maturity date and the interest rate, at the Company's current leverage level, was reduced to 1.50% over LIBOR, down from 2.00% over LIBOR. This facility can be expanded to $2.0 billion at the Company's election.

2013 Earnings Guidance:

        Management is increasing its previously issued estimated 2013 FFO per share-diluted guidance range by $.03 per share to $3.38 to $3.48.

        A reconciliation of estimated EPS to FFO per share -diluted follows:

Estimated EPS range:	$2.11	to	$2.21
Less: estimated Gain on asset sales	-1.56	to	-1.56
Plus: Real estate depreciation and amortization	2.83	to	2.83

Estimated range for FFO per share-diluted	$3.38	to	$3.48

        Included in the above FFO per share guidance is an increase in the assumption of same center net operating income to 3.75% to 4.25%. Also included is a reduction in lease termination revenue to $3 million from the previous estimate of $7 million. No further asset sales, above the $532 million mentioned above, are assumed in this guidance.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns approximately 61 million square feet of real estate consisting primarily of interests in 58 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago, Greater New York Metro and Washington, DC. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins Tuesday, August 6, 2013 at 11:00 AM Central Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited				Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$150,761	$120,186	$(3,769)	$(7,574)	$146,992	$112,612
Percentage rents	2,798	2,872	24	(247)	2,822	2,625
Tenant recoveries	87,307	66,013	(1,943)	(4,388)	85,364	61,625
Management Companies' revenues	10,301	9,657	—	—	10,301	9,657
Other income	11,733	9,736	(235)	(598)	11,498	9,138

Total revenues	262,900	208,464	(5,923)	(12,807)	256,977	195,657

Shopping center and operating expenses	84,743	66,791	(2,237)	(4,759)	82,506	62,032
Management Companies' operating expenses	22,816	23,734	—	—	22,816	23,734
REIT general and administrative expenses	6,693	5,655	—	—	6,693	5,655
Depreciation and amortization	93,984	73,003	(1,651)	(3,834)	92,333	69,169
Interest expense	54,439	45,068	—	(1,771)	54,439	43,297
Gain on extinguishment of debt, net	(1,943)	(120,356)	—	120,356	(1,943)	—

Total expenses	260,732	93,895	(3,888)	109,992	256,844	203,887
Equity in income of unconsolidated joint ventures	92,201	18,691	—	—	92,201	18,691
Co-venture expense(b)	(2,138)	(1,304)	—	—	(2,138)	(1,304)
Income tax benefit	1,477	3,075	—	—	1,477	3,075
Gain (loss) on remeasurement, sale or write down of assets, net	141,108	9,512	(141,906)	(11,040)	(798)	(1,528)

Income from continuing operations	234,816	144,543	(143,941)	(133,839)	90,875	10,704

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	141,906	131,396	141,906	131,396
Income from discontinued operations	—	—	2,035	2,443	2,035	2,443

Total income from discontinued operations	—	—	143,941	133,839	143,941	133,839

Net income	234,816	144,543	—	—	234,816	144,543
Less net income attributable to noncontrolling interests	15,819	11,189	—	—	15,819	11,189

Net income attributable to the Company	$218,997	$133,354	$0	$0	$218,997	$133,354

Average number of shares outstanding—basic	139,372	132,768			139,372	132,768

Average shares outstanding, assuming full conversion of OP Units(c)	149,311	144,030			149,311	144,030

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	149,465	144,139			149,465	144,139

Per share income—diluted before discontinued operations	—	—			$0.61	$0.07

Net income per share—basic	$1.57	$1.00			$1.57	$1.00

Net income per share—diluted	$1.57	$1.00			$1.57	$1.00

Dividend declared per share	$0.58	$0.55			$0.58	$0.55

FFO—basic(c)(d)	$130,405	$226,212			$130,405	$226,212

FFO—diluted(c)(d)	$130,405	$226,212			$130,405	$226,212

FFO per share—basic(c)(d)	$0.87	$1.57			$0.87	$1.57

FFO per share—diluted(c)(d)	$0.87	$1.57			$0.87	$1.57

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.87	$0.74			$0.87	$0.74

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited				Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$299,917	$243,823	$(9,210)	$(17,444)	$290,707	$226,379
Percentage rents	7,175	6,864	16	(613)	7,191	6,251
Tenant recoveries	172,631	132,785	(4,804)	(9,180)	167,827	123,605
Management Companies' revenues	20,451	20,872	—	—	20,451	20,872
Other income	25,510	20,738	(509)	(3,888)	25,001	16,850

Total revenues	525,684	425,082	(14,507)	(31,125)	511,177	393,957

Shopping center and operating expenses	170,120	135,607	(5,014)	(11,045)	165,106	124,562
Management Companies' operating expenses	45,965	46,259	—	—	45,965	46,259
REIT general and administrative expenses	12,717	10,174	—	—	12,717	10,174
Depreciation and amortization	187,143	149,968	(4,007)	(9,269)	183,136	140,699
Interest expense	108,137	92,191	2	(6,370)	108,139	85,821
Gain on extinguishment of debt, net	(1,943)	(120,012)	—	120,012	(1,943)	—

Total expenses	522,139	314,187	(9,019)	93,328	513,120	407,515
Equity in income of unconsolidated joint ventures	110,316	49,309	—	—	110,316	49,309
Co-venture expense(b)	(4,179)	(2,395)	—	—	(4,179)	(2,395)
Income tax benefit	1,721	1,225	—	—	1,721	1,225
Gain (loss) on remeasurement, sale or write down of assets, net	145,942	(26,215)	(141,912)	44,184	4,030	17,969

Income from continuing operations	257,345	132,819	(147,400)	(80,269)	109,945	52,550

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	141,912	75,828	141,912	75,828
Income from discontinued operations	—	—	5,488	4,441	5,488	4,441

Total income from discontinued operations	—	—	147,400	80,269	147,400	80,269

Net income	257,345	132,819	—	—	257,345	132,819
Less net income attributable to noncontrolling interests	20,256	13,533	—	—	20,256	13,533

Net income attributable to the Company	$237,089	$119,286	$0	$0	$237,089	$119,286

Average number of shares outstanding—basic	138,460	132,520			138,460	132,520

Average shares outstanding, assuming full conversion of OP Units(c)	148,532	143,741			148,532	143,741

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	148,653	143,832			148,653	143,832

Per share income—diluted before discontinued operations	—	—			$0.72	$0.34

Net income per share—basic	$1.71	$0.90			$1.71	$0.90

Net income per share—diluted	$1.71	$0.90			$1.71	$0.90

Dividend declared per share	$1.16	$1.10			$1.16	$1.10

FFO—basic(c)(d)	$257,379	$332,385			$257,379	$332,385

FFO—diluted(c)(d)	$257,379	$332,385			$257,379	$332,385

FFO per share—basic(c)(d)	$1.73	$2.31			$1.73	$2.31

FFO per share—diluted(c)(d)	$1.73	$2.31			$1.73	$2.31

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$1.73	$1.50			$1.73	$1.50

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and six months ended June 30, 2013 and 2012.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and six months ended June 30, 2012. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.4 million. AFFO excludes the gain on extinguishment of debt on Prescott Gateway for the three and six months ended June 30, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO and AFFO(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$218,997	$133,354	$237,089	$119,286
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	15,902	11,294	17,244	10,106
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(141,108)	(9,512)	(145,942)	26,215
plus (loss) gain on undepreciated asset sales—consolidated assets	(10)	—	2,238	—
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(9)	(17)	3,163	3,538
(Gain) loss on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(73,035)	354	(73,016)	(11,157)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	486	—	484	—
Depreciation and amortization on consolidated assets	93,984	73,003	187,143	149,968
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,603)	(4,578)	(9,137)	(9,428)
Depreciation and amortization on joint ventures (pro rata)	22,815	25,553	44,147	50,310
Less: depreciation on personal property	(3,014)	(3,239)	(6,034)	(6,453)

Total FFO—basic and diluted	$130,405	$226,212	$257,379	$332,385

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	—	36	—	396
Valley View Center	—	(103,745)	—	(101,116)
Prescott Gateway	—	(16,350)	—	(16,350)

Total AFFO—diluted	$130,405	$106,153	$257,379	$215,315

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Earnings per share—diluted	$1.57	$1.00	$1.71	$0.90
Per share impact of depreciation and amortization of real estate	0.73	0.63	1.45	1.28
Per share impact of gain on remeasurement, sale or write down of assets	(1.43)	(0.06)	(1.43)	0.13

FFO per share—diluted	$0.87	$1.57	$1.73	$2.31

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	0.00	(0.83)	0.00	(0.81)

AFFO per share—diluted	$0.87	$0.74	$1.73	$1.50

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$218,997	$133,354	$237,089	$119,286
Interest expense—consolidated assets	54,439	45,068	108,137	92,191
Interest expense—unconsolidated entities (pro rata)	16,977	26,056	35,849	52,778
Depreciation and amortization—consolidated assets	93,984	73,003	187,143	149,968
Depreciation and amortization—unconsolidated entities (pro rata)	22,815	25,553	44,147	50,310
Noncontrolling interests in OP	15,902	11,294	17,244	10,106
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,447)	(7,503)	(14,741)	(15,279)
Gain on extinguishment of debt—consolidated entities	(1,943)	(120,356)	(1,943)	(120,012)
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(141,108)	(9,512)	(145,942)	26,215
(Gain) loss on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	(73,035)	354	(73,016)	(11,157)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(9)	(17)	3,163	3,538
Income tax benefit	(1,477)	(3,075)	(1,721)	(1,225)
Distributions on preferred units	183	208	367	416

EBITDA(e)	$198,278	$174,427	$395,776	$357,135

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
EBITDA(e)	$198,278	$174,427	$395,776	$357,135
Add: REIT general and administrative expenses	6,693	5,655	12,717	10,174
Management Companies' revenues	(10,301)	(9,657)	(20,451)	(20,872)
Management Companies' operating expenses	22,816	23,734	45,965	46,259
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(2,602)	(4,105)	(4,879)	(9,401)
EBITDA of non-comparable centers	(35,052)	(18,209)	(68,904)	(36,955)

Same Centers—NOI(f)	$179,832	$171,845	$360,224	$346,340

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1